UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

Royalty Pharma plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-39329	98-1535773
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 East 59th Street New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 883-0200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	RPRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On May 10, 2022, Biohaven Pharmaceutical Holding Company Ltd. (“Biohaven”) and Pfizer Inc. (“Pfizer”) announced that they had entered into an agreement in which Pfizer would acquire Biohaven (the “Pfizer Acquisition”). Royalty Pharma plc (the “Company” or “Royalty Pharma”) provides below important details regarding Royalty Pharma’s partnership with Biohaven.

Royalty Pharma partnered with Biohaven across four transactions totaling up to approximately $835 million, of which approximately $760 million is expected to be invested through the closing of the Pfizer Acquisition, assuming the transaction closes during the first quarter of 2023. This timing assumption is based on recent disclosures from Pfizer and Biohaven.

The key elements of these four transactions were as follows:

a)	Initial royalty transaction: $100 million invested in exchange for tiered royalties on Nurtec ODT and zavegepant

b)

Second royalty transaction: $250 million invested in exchange for incremental royalties on Nurtec ODT and zavegepant, plus milestone payments of up to approximately $740 million related to zavegepant, including $475 million payable over 40 quarters if zavegepant receives FDA approval in migraine. Biohaven previously announced positive Phase III clinical data for zavegepant in migraine, with a New Drug Application acceptance accepted in the second quarter of 2022.

c)	Common equity: $87 million invested across two transactions at a weighted average price of $41 per share

d)	Series A Preferred Shares: $125 million invested (of $200 million initial commitment); and

e)	Commercial Launch Preferred Shares (the Series B Preferred Shares): $200 million invested quarterly from 2021 through 2024

The table below describes the impact of the proposed Pfizer Acquisition on Royalty Pharma’s various investments with Biohaven:

	Total Outflows(1)	Total Inflows following Pfizer Acquisition(1)	Multiple	Timing(2)

a) Initial Royalty Transaction	$100 million	Unchanged	NA	NA

b) Second Royalty Transaction	$250 million	Unchanged	NA	NA

c) Common Equity	$87 million	~$260 million	3.0x	$97 million received in previous sale; $165 million expected at close

d) Series A Preferred Shares	$125 million	~$250 million(3)	2.0x	Remaining redemption payments accelerated at close

e) Commercial Launch Preferred Shares	$200 million(4)	~$355 million	1.8x	All redemption payments accelerated at close

(1)	These figures represent total cash outflows and inflows excluding the deduction related to non-controlling interests, as described below.
(2)	Assumes the Pfizer Acquisition closes in the first quarter of 2023.
(3)

To date, Royalty Pharma has received payments from Biohaven totaling approximately $80 million related to the Series A Preferred Shares and expects to receive an additional approximately $45 million through fourth quarter of 2022. At closing of the Pfizer Acquisition, we expect to receive approximately an additional $125 million.

(4)

To date, Royalty Pharma has paid $85 million related to Series B Preferred Shares and expects to pay approximately an additional $45 million through the remainder of 2022. We expect to pay approximately an additional $70 million to acquire the remaining committed Series B Preferred Shares as a result of the closing of the Pfizer Acquisition.

In aggregate, in exchange for the $412 million that was invested in common and preferred equity, Royalty Pharma expects to receive approximately $865 million as a result of the Pfizer Acquisition, representing a multiple of 2.1x.

The Pfizer Acquisition will have no impact on Royalty Pharma’s Nurtec ODT royalties or zavegepant royalties and milestone payments. With the additional commercialization capabilities of Pfizer as the marketer, these are expected to generate significant future royalty receipts. As previously disclosed, Royalty Pharma’s Nurtec ODT and zavegepant royalties are expected to generate royalty payments through 2034-2036.

Assuming the Pfizer Acquisition closes in early 2023, Royalty Pharma does not expect any impact to its 2022 guidance or non-GAAP financial metrics. Royalty Pharma expects to receive proceeds of approximately $645 million related to its common and preferred equity ownership in the first quarter of 2023, including $165 million from the sale of our common equity and $480 million related to the redemption of our preferred stock. The proceeds from common equity will not impact Adjusted Cash Receipts(1) or Adjusted Cash Flow(2) (proceeds will be recorded in Net Cash Provided by Investing Activities on our Statement of Cash Flows). The $480 million redemption of the Series A Preferred Shares and Series B Preferred Shares is expected to result in Adjusted Cash Receipts(1) of approximately $455 million for 2023, net of distributions to non-controlling interest. Assuming the acquisition closes and the preferred stock is redeemed, there would be no additional Adjusted Cash Receipts(1) recorded in 2023 or later years related to these securities.

Additional details on Royalty Pharma’s transactions with Biohaven are included below.

Pfizer Acquisition Details

•	$148.50 per share in cash plus 0.5 shares of New Biohaven per existing Biohaven share

•	Pfizer has said that it will redeem all outstanding shares of Biohaven’s preferred stock

•	Expected to close in early 2023, subject to the completion of the New Biohaven spin-off and other customary closing conditions

What Royalty Pharma Owns

1.	Royalty Pharma Biohaven Equity Investment

•	Dates of investment: June 2018 and December 2018

•	Approximately 1.1 million shares currently owned (sold 1 million shares previously)

•	Approximately 1.1 million shares were purchased at $45.00 per share

•	1.0 million shares were purchased at $37.25 per share

•	Weighted average purchase price of approximately $41 per share

•	Implied value of Royalty Pharma’s Biohaven equity position at the acquisition price is approximately $165 million ($136 million net of the approximately 17.6% non-controlling interest)

•

We expect to recognize a mark-to-market gain on the GAAP income statement. Upon closing of the transaction, the proceeds will be recorded in Cash from Investing. The gain will not impact Adjusted Cash Receipts(1) or Adjusted Cash Flow(2).

2.	Royalty Pharma Biohaven Preferred Equity Investment

Series A Preferred Shares

•	Date of investment: April 2019

•	Capital provided: $125 million

•	Redemption: 2x purchase price payable quarterly between March 2021 to December 2024 (approximately $16 million per quarter)

•

Redeemable, in a single payment, at a price equal to approximately 2.0x original issue price ($250 million) less cumulative redemption payments received at the time of redemption. To date, Royalty Pharma has received payments from Biohaven totaling approximately $80 million related to the Series A Preferred Shares and will have received approximately $125 million through fourth quarter of 2022. Assuming a first quarter of 2023 close, we expect total to record a net inflow of approximately $125 million.

•	We expect to record the remaining proceeds in Adjusted Cash Receipts(1) upon closing of the transaction (net of the 17.6% non-controlling interest).

Commercial Launch Preferred Shares (the Series B Preferred Shares)

•	Date of investment: August 2020

•	Capital committed: $200 million payable on quarterly basis to Biohaven between March 2021 to December 2024.

•

To date, Royalty Pharma has purchased $85 million of Series B Preferred Shares and expects to purchase an additional approximately $45 million through the remainder of this year. We will purchase an additional approximately $70 million to acquire the remaining committed Series B Preferred Shares as a result of the Pfizer Acquisition.

•	Redemption: approximately 1.77x purchase price in series of fixed quarterly payments between from March 2025 to December 2030 (approximately $15 million per quarter).

Expected to be redeemed in a single payment at a price equal to approximately 1.77x original issue price (approximately $355 million) as a result of the Pfizer Acquisition. We expect to record the proceeds in Adjusted Cash Receipts(1) upon closing of the transaction (there is no associated non-controlling interest) and as Net Cash Provided by Investing Activities on our Statement of Cash Flows.

3.	Royalty Pharma royalties on Nurtec ODT and zavegepant

•	Dates of investment: June 2018 and August 7, 2020

•

2.1% royalty on annual combined worldwide net sales of Nurtec ODT and zavegepant up to $1.5 billion and 1.5% on annual combined worldwide net sales above $1.5 billion. 17.6% of these royalties are paid to a non-controlling interest.

•

0.4% incremental royalty on all Nurtec ODT worldwide net sales and up to a 3.0% incremental royalty on zavegepant worldwide net sales up to $1.5 billion and up to 2.0% incremental royalty on zavegepant worldwide net sales above $1.5 billion. There is no associated non-controlling interest for these royalties.

•	No change to the royalty on the completion of Pfizer’s Acquisition of Biohaven.

4.	Royalty Pharma milestones on zavegepant

•	Date of investment: August 2020

•	Capital provided: $250 million

•

Milestones: Entitled to success-based milestone payments ranging from 1.9 to 2.95 times the funded amount of $250.0 million, depending on achievement of specific regulatory approvals for zavegepant. 40 consecutive quarterly payments commencing on the first day of the second calendar quarter following a milestone event. If zavegepant’s first regulatory approval in migraine is achieved, Royalty Pharma will receive total success-based milestone payments of $475.0 million, or 1.9 times the funded amount, related to this specific approval. Incremental payments of up to 1.05 times the funded amount could be triggered by certain additional regulatory approvals. There is no associated non-controlling interest for these milestone payments.

•

Prepayment: Milestones owed may be prepaid in an amount up to 1.5x the funded amount ($375 million) minus milestone payments already paid to Royalty Pharma. Remaining milestones above 1.5x will still be owed to Royalty Pharma. Royalty Pharma is not forecasting that the zavegepant milestones will be prepaid.

The Pfizer Acquisition is subject to the completion of the New Biohaven spin-off transaction and other customary closing conditions, including receipt of regulatory approvals and approval by Biohaven’s shareholders. Certain information provided above assumes that the transaction will close in early 2023 and may differ if the transaction does not close in early 2023.

Forward-Looking Statements

The information set forth herein does not purport to be complete or to contain all of the information you may desire. Statements contained herein are made as of the date of this Form 8-K unless stated otherwise, and neither the delivery of this Form 8-K at any time, nor any sale of securities, shall under any circumstances create an implication that the information contained herein is correct as of any time after such date or that information will be updated or revised to reflect information that subsequently becomes available or changes occurring after the date hereof.

This Form 8-K contains statements that constitute “forward-looking statements” as that term is defined in the United States Private Securities Litigation Reform Act of 1995, including statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results, in contrast with statements that reflect historical facts. Examples include discussion of our strategies, financing plans, growth opportunities and market growth. In some cases, you can identify such forward-looking statements by terminology such as “anticipate,” “intend,” “believe,” “estimate,” “plan,” “seek,” “project,” “expect,” “may,” “will,” “would,” “could” or “should,” the negative of these terms or similar expressions. Forward-looking statements are based on management’s current beliefs and assumptions and on information currently available to the Company. However, these forward-looking statements are not a guarantee of our performance, and you should not place undue reliance on such statements. Forward-looking statements are subject to many risks, uncertainties and other variable circumstances, and other factors. Such risks and uncertainties may cause the statements to be inaccurate and readers are cautioned not to place undue reliance on such statements. Many of these risks are outside of the Company’s control and could cause its actual results to differ materially from those it thought would occur. The forward-looking statements included in this Form 8-K are made only as of the date hereof. The Company does not undertake, and specifically declines, any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect future events or developments, except as required by law.

Certain information contained in this Form 8-K relates to or is based on studies, publications, surveys and other data obtained from third-party sources and the Company’s own internal estimates and research. While the Company believes these third-party sources to be reliable as of the date of this Form 8-K, it has not independently verified, and makes no representation as to the adequacy, fairness, accuracy or completeness of, any information obtained from third-party sources. In addition, all of the market data included in this Form 8-K involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while the Company believes its own internal research is reliable, such research has not been verified by any independent source.

Notes

(1)

Adjusted Cash Receipts is a measure calculated with inputs directly from the statements of cash flows and includes (1) royalty receipts by product: (i) cash collections from royalty assets (financial assets and intangible assets), (ii) Other royalty cash collections, (iii) Distributions from equity method investees, plus (2) Proceeds from available for sale debt securities, and less (1) Distributions to non-controlling interests, which represents contractual distributions of royalty receipts and proceeds from available for sale debt securities to our historical non-controlling interests related to the Legacy Investors Partnerships and Royalty Pharma Select Finance Trust (RPSFT). See Royalty Pharma’s Form 10-Q filed with the SEC on May 5, 2022 for additional discussion.

(2)

Adjusted Cash Flow is defined as Adjusted EBITDA less (1) Development-stage funding payments - ongoing, (2) Development-stage funding payments – upfront and milestones, (3) Interest paid, net of Interest received, (4) Investments in equity method investees and (5) Other (including Derivative collateral posted, net of Derivative collateral received and Termination payments on derivative instruments) plus (1) Contributions from non-controlling interests- R&D, all directly reconcilable to the statements of cash flows. See Royalty Pharma’s Form 10-Q filed with the SEC on May 5, 2022 for additional discussion.

(3)

Adjusted EBITDA is important to lenders and is defined under the credit agreement as Adjusted Cash Receipts less payments for operating and professional costs. Operating and professional costs are comprised of Payments for operating and professional costs from the statements of cash flows. See Royalty Pharma’s Form 10-Q filed with the SEC on May 5, 2022 for additional discussion.

Use of Non-GAAP Measures

Adjusted Cash Receipts, Adjusted EBITDA and Adjusted Cash Flow are non-GAAP measures presented as supplemental measures to Royalty Pharma’s GAAP financial performance. These non-GAAP financial measures exclude the impact of certain items and therefore have not been calculated in accordance with GAAP. In each case, because operating performance is a function of liquidity, the non-GAAP measures used by management are presented and defined as supplemental liquidity measures. Royalty Pharma cautions readers that amounts presented in accordance with the definitions of Adjusted Cash Receipts, Adjusted EBITDA and Adjusted Cash Flow may not be the same as similar measures used by other companies. Not all companies and analysts calculate the non-GAAP measures Royalty Pharma uses in the same manner. Royalty Pharma compensates for these limitations by using non-GAAP financial measures as supplements to GAAP financial measures and by presenting the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures, in each case being net cash provided by operating activities.

Royalty Pharma believes that Adjusted Cash Receipts and Adjusted Cash Flow provide meaningful information about its operating performance because the business is heavily reliant on its ability to generate consistent cash flows and these measures reflect the core cash collections and cash charges comprising its operating results. Management strongly believes that Royalty Pharma’s significant operating cash flow is one of the attributes that attracts potential investors to its business.

In addition, Royalty Pharma believes that Adjusted Cash Receipts and Adjusted Cash Flow help identify underlying trends in the business and permit investors to more fully understand how management assesses the performance of the company, including planning and forecasting for future periods. Adjusted Cash Receipts and Adjusted Cash Flow are used by management as key liquidity measures in the evaluation of the company’s ability to generate cash from operations. Both measures are an indication of the strength of the company and the performance of the business. Management uses Adjusted Cash Receipts and Adjusted Cash Flow when considering available cash, including for decision-making purposes related to funding of acquisitions, voluntary debt repayments, dividends and other discretionary investments. Further, these non-GAAP financial measures help management, the audit committee and investors evaluate the company’s ability to generate liquidity from operating activities.

Management believes that Adjusted EBITDA is an important non-GAAP measure in analyzing liquidity and is a key component of certain material covenants contained within the company’s credit agreement. Noncompliance with the interest coverage ratio and leverage ratio covenants under the credit agreement could result in lenders requiring the company to immediately repay all amounts borrowed. If Royalty Pharma cannot satisfy these financial covenants, it would be prohibited under the credit agreement from engaging in certain activities, such as incurring additional indebtedness, paying dividends, making certain payments, and acquiring and disposing of assets. Consequently, Adjusted EBITDA is critical to the assessment of Royalty Pharma’s liquidity.

Management uses Adjusted Cash Flow to evaluate its ability to generate cash and performance of the business and to evaluate the company’s performance as compared to its peer group. Management also uses Adjusted Cash Flow to compare its performance against non-GAAP adjusted net income measures used by many companies in the biopharmaceutical industry, even though each company may customize its own calculation and therefore one company’s metric may not be directly comparable to another’s. Royalty Pharma believes that non-GAAP financial measures, including Adjusted Cash Flow, are frequently used by securities analysts, investors and other interested parties to evaluate companies in Royalty Pharma’s industry.

The non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for the analysis of Royalty Pharma’s results as reported under GAAP.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROYALTY PHARMA PLC

Date: May 11, 2022	By:	/s/ Terrance Coyne
Terrance Coyne
Chief Financial Officer